UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NC		28001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 18, 2011, the Uwharrie Capital Corp (the “Company”) Board of Directors appointed Cynthia L. Mynatt as a director to fill a vacancy on the Board. In accordance with the Company Bylaws, Ms. Mynatt was appointed to serve until the next Annual Meeting of Shareholders to be held May 10, 2011, at such time when she will be considered by shareholders for election to a special 2-year term (2011 – 2013), filling the unexpired term of a former director.

There is no arrangement or understanding between Ms. Mynatt and any other persons pursuant to which she was selected as a director.

Ms. Mynatt will serve on the Uwharrie Capital Corp Executive Committee.

Ms. Mynatt also currently serves as Chairwoman on the Cabarrus Bank & Trust Company Board of Directors, a subsidiary bank of Uwharrie Capital Corp, and plans to continue her service on the Bank Board.

Ms. Mynatt provides no services to Uwharrie Capital Corp for compensation, although she will receive normal board fees in connection with her service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: January 24, 2011